Exhibit 10.3

HAWLER ENERGY, LTD.
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Ugland House                            Phone: 01 817 886-0378
South Church Street                     Fax:   01 775 640-5119
George Town, Grand Cayman
Cayman Islands



                                September 8, 2006



Calibre Energy Inc
Suite 402
1155 Dairy Ashford St.
Houston, Texas  77079-3012

Gentlemen:

         I am writing to set forth our understanding.

         The Hawler Energy, Ltd., a Cayman Islands company ("Hawler"), together with A & T Petroleum Company, Ltd. ("A&T"), executed that certain Exploration and Production Sharing Agreement dated March 29, 2006 with the Oil and Gas Petroleum Establishment of the Kurdistan Regional Government - Iraq (the "PSA"), a copy of which has been furnished to you. For convenience, terms defined in the PSA shall have the same meaning when used herein.

         A&T, as Operator, and Hawler, as Non-Operator, have executed that certain Joint Operating Agreement dated August ___, 2006 (the "JOA"), a copy of which has been furnished to you. For convenience, terms defined in the JOA shall have the same meanings when used herein. The JOA reflects a Participating Interest in Hawler of 50% as of the Effective Date (the "Hawler 50% Participating Interest").

         Hawler has agreed to sell, and you have agreed to purchase an undivided 10% of the interest of the Contractor under the PSA, as follows:

         1. You have paid to Hawler this date the sum of $2.0 million.

         2. You agree to pay an additional $1.0 million to Hawler within thirty days of the completion of the initial well on the lands included within the PSA concession area as a well capable of production or as a dry hole.

         3. As to joint interest billings, including cash calls, made by the Operator under the JOA after August 1, 2006, to the Hawler 50% Participating Interest

                  a) you will pay 20% of such billings, reflecting your 10% Participating Interest, to the Operator; and

                  (b) in addition, you will pay 80% of such billings, reflecting billings to a 40% Participating Interest, to Hawler until the amount of such payments equals $2.5 million.

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Calibre Energy, Inc.
September 8, 2006
Page 2 of 3


                  Your payment under (b) of this paragraph shall not entitle you to receive cost recovery oil attributable to such expenditures.

4. The PSA requires that an intended deed of assignment of the Contractor's interest in the PSA be presented to the OGE for its prior approval. You and Hawler shall promptly present to the OGE an intended deed of assignment assigning from Hawler to you 10% of the Contractor's interest under the PSA. Upon approval by the OGE of the deed of assignment, Hawler shall execute and deliver a conforming deed of assignment to you. The assignment shall warrant title by, through and under Hawler, but not otherwise. Until such time, if any, as the OGE approves the intended deed of assignment, as between Hawler and you, you shall be treated as the owner of 10% of the Contractor's interest under the PSA, and you shall pay such costs as are properly payable by the holder of a 10% Participating Interest, and be entitled to receive that share of hydrocarbons inuring to the holder of 10% of the Contractor's Interest under the PSA.

         This Agreement constitutes the entire agreement between you and Hawler regarding the PSA or oil and gas operations or investments within the Kurdistan Regional Government of Iraq by either of us. No oral statements or prior written material not specifically incorporated herein shall be of any force or effect.

         You have advised us that you anticipate assigning your rights under this contract to a special purpose entity. Hawler consents to such assignment.

         You acknowledge that W. Richard Anderson is a director of Hawler and may personally benefit from your investment under this letter. W. Richard Anderson is also a director of Calibre Energy, Inc.

         If I have correctly set forth our understandings, kindly so indicate by executing one counterpart of this letter and returning it to the undersigned. Yours very truly,


                                                     W. Richard Anderson
                                                     Director




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Calibre Energy, Inc.
September 8, 2006
Page 3 of 3


ACCEPTED AND AGREED TO THIS
13th DAY OF SEPTEMBER, 2006

Calibre Energy, Inc


S/ Edward L. Moses